                             METRON TECHNOLOGY N.V.

                           EMPLOYEE STOCK OPTION PLAN

                AMENDED AND RESTATED EFFECTIVE OCTOBER 13, 1999

1.       PURPOSE.

         1.1 The purpose of this employee stock option plan (the "Plan") is to motivate key employees of and consultants to Metron Technology N.V. (the "Company") and its group companies (the "Group Companies") to improve individual performance by providing long-term incentives to such persons by way of facilitating ownership of shares in the issued share capital of the Company. The Plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability by providing an attractive capital accumulation opportunity.

         1.2 The Plan provides employees (including directors who are employees) of the Company and its Group Companies ("Employees") an opportunity to purchase Shares pursuant to options which may qualify as incentive stock options (hereafter "Incentive Stock Options") under Section 422 of the United States Internal Revenue Code of 1986, as amended (hereafter the "Code"), and employees (including directors who are employees) of and consultants to the Company and its Group Companies an opportunity to purchase Shares pursuant to options which are not described in Sections 422 or 423 of the Code (hereafter "Nonqualified Stock Options").

2.       SUBPLANS AUTHORIZED.

         The Plan shall operate as a master plan and to the extent appropriate the Company and/or its Group Companies may adopt subplans which among other things may be intended to address specific laws of one or more of the jurisdictions in which the Company and/or its Group Companies operate (a "Subplan").

3.       DEFINITIONS.

         Capitalized terms used in the Plan and in the Agreement (as defined below) have the meaning ascribed thereto in this Section 3.

         (a) "AGREEMENT" means a written contract entered into between the Company and/or a Group Company on the one hand and an Optionee on the other hand containing the terms and conditions of an Option, which shall be consistent with the Plan and be determined by the Board, together with all amendments thereto made by the Board in accordance with Section 13 hereof.

         (b)      "BOARD" means the supervisory board of the Company.

         (c) "COMMITTEE" means a committee designated by the Board to administer the Plan in accordance with Section 13 hereof.

         (d) "COMPANY" means Metron Technologies N.V., a public company with limited liability established at Amsterdam, The Netherlands.


                                       1.
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         (e)      "CONSULTANT" means any person, including an advisor, (i)
engaged by the Company or a Group Company to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of a Group Company. However, the term "Consultant" shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director's fee by the Company for their services as Directors.

         (f) "EMPLOYEE" means an employee (including a managing director who is also an employee) of the Company or a Group Company.

         (g) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (h) "FAIR MARKET VALUE" means, as of any date, the value per Share determined as follows:

                  (i) if the Stock is listed on any official stock exchange, the Fair Market Value shall be the closing sales price per Share on such stock exchange (or the closing bid price if no sales were reported) for the last trading day prior to the time of determination; or

                  (ii) if the Stock is not listed on any official stock exchange, the Fair Market Value shall be determined by the Board, using such criteria as it shall determine, in its sole discretion, to be appropriate for such valuation.

         (i) "GENERAL MEETING" means the general meeting of shareholders of the Company.

         (j) "GROUP COMPANY" ("groepsmaatschappij") has the meaning assigned to it in Section 2:24b of the Dutch Civil Code or any successor provision thereof with the understanding that FSI Metron Europe Ltd., a company under the laws of England with its registered at Brighton is deemed not to be a Group Company.

         (k) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

         (l) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (m) "OPTION" means a right to purchase Shares pursuant to the terms of the Plan.

         (n) "OPTION PRICE" means the price at which a Share covered by the respective Option may be purchased.


                                       2.

         (o) "OPTIONEE" means an Employee or Consultant to whom an Option is or has been granted.

         (p) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

         (q) "PLAN" means this Metron Technologies N.V. Employee Stock Option Plan, any Subplans authorized by the Company and any amendments made thereto by the Board in accordance with Section 12 hereof.

         (r)      "SECURITIES ACT" means the Securities Act of 1933, as amended.

         (s) "SHARE" means a common share in the issued share capital of the Company.

         (t) "STOCK" means the common shares in the issued share capital of the Company.

         (u) "SUCCESSOR" with respect to an Optionee means the person or persons who, by will or according to the applicable law of inheritance, acquire(s) the right to exercise an Option.

         (v) "TEN PERCENT SHAREHOLDER" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of the Group Companies.

         (w) "TERM" means the period during which an Option may be exercised.

4.       SHARES AVAILABLE UNDER THE PLAN.

         4.1 The number of Shares available for distribution under the Plan shall not exceed 2,750,000*, subject to adjustment pursuant to Section 14 hereof. Shares used for purposes of the Plan shall be common shares in the authorized share capital of the Company.

         4.2 If an Option should expire or can no longer be exercised for any reason without having been exercised in full, the unissued Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future issuance under the Plan.

         4.3 For the purposes of computing the total number of Shares granted under the Plan, each Option shall be deemed to be the equivalent of the maximum number of Shares that may be issued upon exercise of the particular Option.

-------------------
* 525,000 shares originally authorized. 1,050,000 post 1:2 stock split in December 1995. Increased to 1,300,000 shares in June 1996. Increased to 1,500,000 in October of 1997. 2,250,000 shares post the 3:2 stock split in April 1998. Increased to 2,750,000 shares in July of 1999.



                                       3.

         4.4 Subject to the provisions of Section 14 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than one million (1,000,000) shares of Common Stock during any calendar year.

5.       ELIGIBILITY.

         Participation in the Plan shall be limited to Employees and Consultants, and the Committee or the Board shall determine which Employees and Consultants shall be granted Options under the Plan, and the terms of such Options, all as more fully provided in the relevant Agreement.

6.       GENERAL TERMS OF OPTIONS.

         6.1      Each Option shall be subject to an Agreement.

         6.2 Each Agreement shall set forth the number of Shares to which the Option subject to such Agreement applies, the Option Price and such other terms and conditions applicable to the Option as shall be determined by the Board acting in its sole discretion, subject however to the provisions of the Plan, particularly this Section 6.2 thereof.

         6.3 The Option Price shall never be less than the nominal value per Share. Moreover, the Option Price shall not be less than the Fair Market Value on the date the Option is granted. Notwithstanding the foregoing, (a) in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, then such Incentive Stock Options shall have a Term of no longer than 5 years and an Option Price of at least 110% of the Fair Market Value on the date the Option is granted and (b) in the case of an Incentive Stock Option granted to any other person, the Option Price shall not be less than the fair Market Value on the date that the Option is granted. The Option Price shall be subject to adjustment to the extent provided in this Plan or the relevant Agreement.

         6.4 In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the time such Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Employee in any calendar year (under the Plan and any other plans of the Company or its Group Companies) shall not exceed $100,000 or the equivalent thereof in another currency.

         6.5 The Agreement may contain such other terms, provisions, and conditions as may be determined by the Board (not inconsistent with this Plan). If an Option, or any part thereof is intended to qualify as an Incentive Stock Option, the Agreement shall contain those terms and conditions which are necessary to so qualify it.

7.       TRANSFERABILITY.

         Each Agreement shall provide that Options may not be sold, assigned, transferred, exchanged, pledged or otherwise encumbered. Notwithstanding the immediately preceding sentence, an Agreement may provide that the Option subject to the Agreement shall transfer in the event of the death of an Optionee to a Successor or, alternatively, that the death of an Optionee shall accelerate the Term of the Option in accordance with Section 9 of the Plan.


                                       4.
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8.       EFFECTIVE DATE AND DURATION OF THE PLAN.

         8.1 The Plan shall become effective as of and its "Effective Date" shall be the date it is approved by the general meeting of shareholders of the Company.

         8.2 The Plan shall remain in effect until the earlier of (i) the date as of which the Board has terminated the Plan; and (ii) the tenth anniversary of the Effective Date (the "Termination Date"); PROVIDED, HOWEVER, that Options granted prior to the Termination Date may vest, be exercised or otherwise effectuated in accordance with the relevant Agreement beyond the Termination Date unless the authority to do so is limited in the Agreement or otherwise.

9.       TERM OF OPTIONS, ACCELERATION.

         Each Agreement shall set forth the Term of the Option; PROVIDED, HOWEVER, that the Term of an Option shall not be for more than 10 years and that, in the case of an Incentive Stock Option granted to Ten Percent Shareholder, then such Incentive Stock Options shall have a Term of no longer than 5 years and an Option Price of at least 110% of the Fair Market Value on the date the Option is granted. Acceleration of the expiration of the applicable Term is permitted upon such terms and conditions as shall be set forth in the Agreement, which may, but need not, include, without limitation, acceleration in the event of the Optionee's death or retirement as Employee.


10. TERMINATION OF EMPLOYMENT AND CONSULTING RELATIONSHIP AND PERMANENT DISABILITY OF THE OPTIONEE.

         10.1 No Option may be exercised by an Optionee from the date on or as per which the Optionee is no longer an Employee or a Consultant, for any reason whatsoever, except as and to the extent provided in the Agreement applicable to that Option. Notwithstanding the foregoing, a change in the capacity in which a person provides services to the Company will not constitute a termination of employment or consulting relationship for purposes of the Plan provided that there is no interruption in the period during which the person provides services to the Company.

         10.2 Subject to Section 10.1 of the Plan, during the lifetime of an Optionee, only such Optionee (or such Optionee's legal representative) may exercise an Option. An Option may be exercised by the Successor of an Optionee following the death of such Optionee to the extent, and during the period of time, if any, provided in the applicable Agreement.

         10.3 Notwithstanding the provisions of Section 10.1 above, in the event of termination of the Optionee's employment or consulting relationship with the Company or one or more of the Group Companies as a result of his total and permanent disability (as determined by the Board or the Committee) the Optionee may, but only within 12 months from the date of such termination (but in no event later than the expiration date of the Term of such Option as set forth in the relevant Agreement), exercise the Option in accordance with the terms and conditions of the relevant Agreement. If and to the extent that the Optionee does not so exercise the Option, the Option shall terminate without any payment of compensation or remuneration being due or payable to the Optionee.

11.      EXERCISE OF OPTIONS.


                                       5.

         11.1 The Option Price of the Shares with respect to which an Option is exercised shall be payable to the Company in full at the time of exercise of the Option and shall be made in such currency as the Board shall specify in the applicable Agreement. However, the Board may, in its sole discretion, permit an Optionee to pay the Option Price in whole or in part (i) with Shares owned by the Optionee; (ii) with Shares issuable upon exercise of the Option; (iii) delivery on a form prescribed by the Board of an irrevocable direction to a securities broker approved by the board or the Board to sell Shares and to deliver all or a portion of the proceeds thereof to the Company in payment for the Shares; or (iv) a combination of the foregoing, and in any such event the Company undertakes to repurchase the Shares involved. Any Shares used to pay all or part of the Option Price shall be valued by the Board or the Committee at their Fair Market Value on the date of the exercise of the Option. In addition, any Shares used to pay all or part of the Option Price that were acquired, directly or indirectly from the Company, must have been held for more than six
(6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) prior to their use for such payment.

         Notwithstanding the above, it is expressly understood that an Optionee may only use Shares to pay all or part of the Option Price and that the Company shall only be bound to repurchase those Shares subject to the condition precedent that the provisions of Dutch law and the articles of association of the Company, as the same may be amended from time to time, concerning the repurchase by the Company of shares in its own capital are complied with and satisfied.

         11.2 Each Option shall be exercisable in whole or in part on the terms provided for in the relevant Agreement. In no event shall any Option be exercisable at any time after the expiration of its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated without any payment of compensation or remuneration due to anybody.

12. TERMINATION, SUSPENSION AND MODIFICATION OF THE PLAN AND ALTERATION AND AMENDMENT OF AGREEMENTS AND OPTIONS.

         To the extent permitted by law the Board may at any time and from time to time terminate, suspend or modify the Plan. The Board shall in no event amend the Plan in the following respects without the approval of the general meeting of shareholders resolving with a majority then sufficient to approve the Plan in the first instance:

                (i) to increase the maximum number of Shares subject to Incentive Stock Options issued under the Plan; or

                (ii) to change the designation or class of persons eligible to receive Incentive Stock Options under the Plan.

         The Board may at any time alter or amend any or all Agreements and the terms and conditions of outstanding Options, except the Option Price, PROVIDED, HOWEVER, that no such termination, suspension, modification, alteration or amendment will materially and adversely affect any right acquired by any Optionee under an Option granted before the date of termination, suspension, modification, alteration or amendment, unless otherwise agreed to by the Optionee in the Agreement or otherwise or unless required by law. However, it will be


                                       6.

conclusively presumed that any adjustment for changes in capitalization provided for in Section 14 does not adversely affect the rights of any Optionee.

13.      ADMINISTRATION.

         13.1 ADMINISTRATION BY BOARD. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 13.3.

         13.2 POWERS OF BOARD. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  (a) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; the provisions of each Option granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to an Option; and the number of shares of Common Stock with respect to which an Option shall be granted to each such person.

                  (b) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                  (c) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

         13.3     DELEGATION TO COMMITTEE.

                  (a) The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

                  (b) At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Options to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes

                                       7.

to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Options to eligible persons who are not then subject to
Section 16 of the Exchange Act.

         13.4 EFFECT OF BOARD'S DECISION. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

14.      ADJUSTMENT FOR CHANGES IN CAPITALIZATION.

         14.1 In the event of any change in the number of outstanding Shares by reason of any stock dividend, stock split, reorganization, recapitalization, merger, exchange of shares or other similar corporate change, such reasonable adjustments may be made in the Plan, the Agreements and the Options granted hereunder (including the Option Price) as the Board shall, in its sole discretion, determine are necessary or appropriate to ensure the Optionees, to the extent possible, reasonable rights with equal value, including, if necessary, an adjustment in the number of Shares and in the Option Prices applicable to Options then outstanding and in the number of Shares which are reserved for issuance under the Plan. Any such adjustment shall be conclusive and binding for all purposes of the Plan.

         14.2 Unless otherwise determined by the Board, upon the dissolution or liquidation of the Company the Options granted under the Plan shall terminate and thereupon become null and void. Upon any merger or consolidation, if the Company is not the surviving corporation, or if the Company is the surviving corporation in a "triangular merger" transaction with a subsidiary of a "parent corporation" (as such term is defined and used in Section 175 and Section 1101 of the California General Corporation Law), then with respect to Options held by persons whose employment or consulting relationship with the Company or any Group Company has not terminated, the vesting of such Options (and, if applicable, the time during which such Options may be exercised) shall be accelerated in full, and the Options shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Options outstanding under the Plan, such Options shall terminate if not exercised (if applicable) prior to such event.

15.      NO COMMITMENTS VIS-A-VIS ELIGIBLE EMPLOYEES, CONSULTANTS OR OPTIONEES.

         15.1 The status as an eligible Employee or Consultant of any person shall not be construed as a commitment that any Option will be granted under the Plan to such eligible Employee or Consultant, or to eligible Employees or Consultants generally.

         15.2 Nothing in the plan or in any Agreement or related documents shall confer upon any Employee, Consultant or Optionee any right to continue in the employment or service of the Company or any Group Company or constitute any contract of employment or consulting relationship or affect any right which the Company or any Group Company may have to change such person's remuneration, other benefits, job responsibilities or title, or to terminate the employment or consulting relationship of such person with or without cause. Options and/or Shares granted to an Optionee under the Plan are not and shall not be considered to be a remuneration for work performed bush such Optionee under his contract of employment with the Company or any Group Company.


                                       8.
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16.      TAX WITHHOLDING.

         No Shares shall be granted or sold under the Plan to any Optionee until the Optionee has made arrangements acceptable to the Company or to the Board for the satisfaction of federal, state, local and foreign income tax, social security tax and any other applicable withholding obligations including, without limitation, obligations incident to the receipt of Shares under the Plan or the receipt of an Option pursuant to the Plan or to the failure to satisfy the conditions for treatment as incentive stock options under applicable tax law. Upon exercise of an Option, the Company at its option may withhold from the Optionee or require the Optionee to surrender cash or Shares sufficient to satisfy the minimum applicable federal, state, local and foreign income tax, social security tax and any other minimum applicable withholding obligations as well as any capital duty and transfer or other similar duty payable in respect of payment of the Option Price or for the Shares.

17.      OTHER BENEFITS AND COMPENSATION PROGRAMS.

         Payments and other benefits received by an Optionee under the Plan or under an Option granted pursuant to the Plan shall not be deemed a part of an Optionee's regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or a Group Company, unless expressly so provided by such other plan, contract or arrangement, or unless the Board expressly determines that an Option or portion of an Option should be included to reflect competitive compensation practices or to recognize that an Option has been granted in lieu of a portion of competitive cash compensation.

18.      UNFUNDED PLAN.

         The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Options under the Plan. Neither the Company, its Group Companies, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Group Companies, and an Optionee. To the extent that any person acquires a right to receive an Option or Shares under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

19.      LIMITS OF LIABILITY, INDEMNIFICATION.

         19.1 Any liability of the Company to any Optionee with respect to an Option shall be based solely upon the contractual obligations created by the Plan and the Agreement.

         19.2 Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, under the Plan.


                                       9.

         19.3 Each person who is or shall have been a member of the Committee or of the Board, and any other person to whom the Board delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof with the Company's approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company's expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf.

20.      COMPLIANCE WITH APPLICABLE LEGAL REQUIREMENTS.

         No Options shall be granted and no Shares distributable pursuant to the Plan or to an Agreement shall be issued and delivered unless the granting of such Options respectively the issuance and delivery of such Shares complies with all applicable legal requirements including, without limitation, with the provisions of any applicable national or state securities laws, and the requirements of the stock exchanges, if any, on which the Shares may, from time to time, be listed.

21.      GENDER AND NUMBER.

         Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

22.      PARTIAL INVALIDITY.

         In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.


                                      10.